As filed with the Securities and Exchange Commission on May 24, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Florida	59-0172746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7100 Grade Lane
P.O. Box 32428
Louisville, KY 40232
(502) 368-1661
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael P. Shannonhouse, Esq.
7100 Grade Lane
Louisville, KY 40213
(502) 368-1661
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Alex P. Herrington, Jr., Esq.
Stites & Harbison, PLLC
400 West Market Street, Suite 1800
Louisville, Kentucky 40202
(502) 587-3400

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock (par value $0.005 per share)	40,000 shares	$1.25	$50,000.00	$5.35

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the exercise price for the common stock under a Settlement Agreement dated May 5, 2006, between the registrant and Andrew M. Lassak.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Andrew M. Lassak may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the "Commission") is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2006

PROSPECTUS

INDUSTRIAL SERVICES OF AMERICA, INC. 40,000 SHARES COMMON STOCK, $0.005 PAR VALUE

This prospectus is part of a Registration Statement which registers an aggregate of 40,000 shares of common stock of Industrial Services of America, Inc., which we will issue to Andrew M. Lassak within one business day of the Registration Statement becoming effective. Industrial Services will issue the common stock to Mr. Lassak pursuant to his exercise of an option Industrial Services granted him in accordance with a Settlement Agreement between Industrial Services, Mr. Harry Kletter, and Mr. Lassak dated as of May 5, 2006.

Mr. Lassak may reoffer and resell his shares from time to time as follows:

• block trades in which the brokers or dealers so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker or dealer as principal and resale by a broker or dealer for its account pursuant to this Prospectus;

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• in privately negotiated transactions not involving a broker or dealer; and

• a combination of any of these methods of sale.

Mr. Lassak may also sell shares under Rule 144 under the Securities Act of 1933, as amended, (the "Securities Act"), if available, rather than under this prospectus. See "Plan of Distribution" on page 6 for more information related to the sale of the common stock by Mr. Lassak.

The Settlement Agreement permits Mr. Lassak to engage in a variable prepaid forward contract, or other similar arrangements, to hedge against market risk with respect to all or part of the 40,000 shares.

In effecting sales, brokers or dealers engaged to sell shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell shares will receive compensation in the form of commissions or discounts in amounts that Mr. Lassak may negotiate immediately prior to each sale. Industrial Services will receive no proceeds from any sales of common stock by Mr. Lassak. Industrial Services has agreed to pay all costs and expenses of this offering, but will receive $50,000 upon the issuance of the common stock to Mr. Lassak, which Industrial Services will use for general corporate purposes. Mr. Lassak paid the $50,000 consideration for the common stock into an escrow account on May 8, 2006. The consideration will remain in escrow until Industrial Services delivers the 40,000 shares of common stock to Mr. Lassak. Mr. Lassak and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

Industrial Services lists its common stock on the Nasdaq Capital Market under the trading symbol "IDSA." On May 23, 2006, the last reported sale price of the Industrial Services common stock on the Nasdaq Capital Market was $6.54 per share.

Investing in the common stock involves risk. We urge you to carefully consider the "Risk Factors" beginning on page 2 for certain information relevant to an investment in the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of the prospectus is _____________________, 2006.

Prospectus Summary

About this Prospectus

          No person is authorized to give any information or make any representation not contained or incorporated by reference in this prospectus in connection with the offer contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Industrial Services. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Industrial Services since the date hereof.

          This prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

The Company

          Industrial Services of America, Inc. (herein "Industrial Services," the "Company," "we," "us," "our," or other similar terms), is a Louisville, Kentucky-based logistic management services company that offers total package waste and recycling management services to commercial, industrial and logistic customers nationwide, as well as providing recycling and scrap processing and waste handling equipment sales and service.

          The Company was incorporated under the laws of the State of Florida in October, 1953, as Alson Manufacturing, Inc. Industrial Services is an integrated solid waste management consulting company engaged in the business of ferrous, non-ferrous and fiber recycling, retail and industrial waste management, and waste handling equipment sales and service.

Corporate Information

Our principal executive offices are located at 7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky 40232 and our telephone number is (502) 368-1661.

Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the federal securities laws.

These forward-looking statements include, among others, our expectations and assumptions concerning the following aspects of our business:

• our financial condition and future operating results;

• competitive conditions within the ferrous, non-ferrous and fiber recycling and waste management industries; and

• future economic conditions.

          These statements may be found under "Risk Factors". Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," "believe," "intend," "future" and similar words, although some forward-looking statements may be expressed differently.

          You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements under "Risk Factors" and other sections of this prospectus, as well as other documents that we file with the Commission, which describe various risks and uncertainties that could cause our actual results to differ from those set forth in the forward-looking statements.

          Purchasers of our common stock should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to republish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date of this prospectus.

Risk Factors

You should carefully consider the following risks and uncertainties and all other information contained in this prospectus, or incorporated herein by reference, before you decide whether to purchase our common stock.

          If any of the following risks, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected.

Risks Related to Our Operations

The loss of our customer contract with Home Depot has resulted in reduced revenues for us that we may not be able to replace.

          We lost our contract with Home Depot and we may be unable to replace in whole the lost revenue generated from that customer and necessarily the gross profit received therefrom. The Home Depot contract represented 56%, 51% and 57% of our revenue for 2005, 2004 and 2003, respectively, and 21%, 20% and 16% of our gross profit for 2005, 2004 and 2003, respectively.

          Notwithstanding the loss of this contract, we are seeking new customers to replace this lost revenue and gross profit. To date, we have not consummated a contract with any new customers who generate significant revenue and gross profit for us, but we are in discussions with some potential customers who may generate such revenue and gross profit. Although we may not be able to replenish this lost revenue from the management service segment of our business, we believe that the remaining segments of our business will generate increased revenue, particularly in the recycling business, and gross profit to offset in the near term the lost gross profit derived from the Home Depot contract.

Our business has increasing involvement in ferrous, non-ferrous and fiber recycling. Currently, the prices of metals are high, but changes in demand, including foreign demand, regulation, economic slowdowns or increased competition could result in a reduction of our revenue and consequent decrease in our common stock price.

          Many companies offer or are engaged in the development of products or the provisions of services that may be or are competitive with our current products or services, although we do not believe any competition offers the unique mixture of the services and products we provide in the waste management area. Many entities have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than we possess. In addition, the industry is constantly changing as a result of consolidation that may create additional competitive pressures in our business environment.

An increase in the price of fuel may adversely affect our business.

          Our operations are dependent upon fuel, which we generally purchase in the open market on a daily basis. Direct fuel costs include the cost of fuel and other petroleum-based products used to operate our fleet of cranes and heavy equipment. We are also susceptible to increases in indirect fuel costs, which include fuel surcharges from vendors. During 2003, 2004 and 2005, we experienced increases in the cost of fuel and other petroleum-based products. A portion of these increases we passed on to our customers. However, because of the competitive nature of the industry, there can be no assurance that we will be able to pass on current or future increases in fuel prices to our customers. Due to political instability in oil-producing countries, fuel prices may continue to increase significantly in 2006. A significant increase in fuel costs could adversely affect our business.

We could incur substantial costs in order to comply with, or to address any violations under, environmental laws that could significantly increase our operating expenses and reduce our operating income.

          Our operations are subject to various environmental statutes and regulations, including laws and regulations addressing materials used in the processing of our products. In addition, certain of our operations are subject to federal, state and local environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes. Failure to maintain or achieve compliance with these laws and regulations or with the permits required for our operations could result in substantial operating costs and capital expenditures, in addition to fines and civil or criminal sanctions, third party claims for property damage or personal injury, cleanup costs or temporary or permanent discontinuance of operations. Certain of our facilities have been in operation for many years and, over time, we and other predecessor operators of these facilities have generated, used, handled and disposed of hazardous and other regulated wastes. Environmental liabilities could exist, including cleanup obligations at these facilities or at off-site locations where materials from our operations were disposed of, which could result in future expenditures that cannot be currently quantified and which could reduce our profits.

Our financial statements are based upon estimates and assumptions that may differ from actual results.

          We have prepared our financial statements in accordance with U.S. generally accepted accounting principles and necessarily include amounts based on estimates and assumptions we made. Actual results could differ from these amounts. Significant items subject to such estimates and assumptions include the carrying value of long-lived assets, valuation allowances for accounts receivable, liabilities for potential litigation, claims and assessments, and liabilities for environmental remediation and deferred taxes.

We depend on our senior management team and the loss of any member could prevent us from implementing our business strategy.

          Our success is dependent on the management and leadership skills of our senior management team. We have not entered into employment agreements with any of our senior management personnel. The loss of any members of our management team or the failure to attract and retain additional qualified personnel could prevent us from implementing our business strategy and continuing to grow our business at a rate necessary to maintain future profitability.

Seasonal changes may adversely affect our business and operations.

Our operations may be adversely affected by periods of inclement weather, which could decrease the collection and shipment volume of recycling materials.

Risks Related to Our Common Stock

Future sales of our common stock could depress our market price and diminish the value of your investment.

          Future sales of shares of our common stock could adversely affect the prevailing market price of our common stock. If our existing shareholders sell a large number of shares, or if we issue a large number of shares, the market price of our common stock could significantly decline. Moreover, the perception in the public market that our existing shareholders and in particular members of the Kletter family might sell shares of common stock could depress the market for our common stock.

The market price for our common stock may be volatile.

          In recent periods, there has been volatility in the market price for our common stock. In addition, the market price of our common stock could fluctuate substantially in the future in response to a number of factors, including the following:

• our quarterly operating results or the operating results of our companies in the waste management or ferrous, non-ferrous and fiber recycling industry;

• changes in general conditions in the economy, the financial markets of the ferrous, non-ferrous and fiber recycling industry;

• loss of significant customers, as was the case with the loss of Home Depot; and

• increases in materials and other costs.

          In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may materially adversely affect our stock price, regardless of our operating results.

We historically have not paid any cash dividends and although we did pay dividends on one occasion in September 21, 2004, we may continue to not pay cash dividends going forward.

          We have not paid any cash dividends on our common stock except on one occasion in September 21, 2004 and we may choose to continue this practice of non-payment of dividends in order to fund working capital, for use in our business operations and in the expansion of our business.

Our principal shareholders have the ability to exert significant control in the matters requiring shareholder vote and could delay, deter or prevent a change in control of Industrial Services.

          As of May 16, 2006, Harry Kletter, our chairman and chief executive officer, beneficially owned directly or indirectly 1,387,100 shares of our common stock, or 39.0% of our issued and outstanding common stock. In addition, common stock owned by family members of Mr. Kletter and a charitable foundation, for which Mr. Kletter disclaims beneficial ownership, accounts for an additional 404,580 shares of our common stock. Together with the shares beneficially owned by Mr. Kletter, the Kletter family and affiliates possess 50.2 % of the outstanding shares of our common stock. The Kletter family will continue to have significant influence over all actions requiring shareholder approval, including the election of our board of directors. Through their concentration of voting power, the Kletter family could deter, delay or prevent a change in control of Industrial Services or other business combinations that might otherwise be beneficial to our other shareholders. In deciding how to vote on such matters, interests that differ from yours may influence the Kletter family. Mr. Kletter could also strongly influence a change in direction of our business that may not agree with the investment strategies of a number of our shareholders, resulting in liquidation of their investments and volatility in the share price.

Selling Shareholder

          Industrial Services, Mr. Kletter and Mr. Lassak entered into a Settlement Agreement dated May 5, 2006. As part of the settlement, Industrial Services granted Mr. Lassak an option to purchase 40,000 shares of our common stock at an exercise price of $1.25 per share. The terms of the settlement also required us to file a registration statement for the 40,000 shares. Mr. Lassak has satisfied his requirements for the exercise of the option and has paid $50,000 in consideration for the common stock into an escrow account at McCarthy, Summers, Bobco, Wood, Sawyer & Perry, P.A. on May 8, 2006. Upon Industrial Services filing the Registration Statement, the consideration will be transferred to an escrow account at Atherton & Associates, LLC, but not released until Industrial Services issues the common stock to Mr. Lassak. Should Mr. Lassak fail to transfer the $50,000 to the escrow account at Atherton & Associates, LLC upon Industrial Services notifying him that it has filed the Registration Statement for the 40,000 shares of its common stock, then he forfeits all his rights to those shares.

          Within one business day of the Registration Statement becoming effective, Industrial Services will issue to Mr. Lassak the common stock. If Industrial Services fails to deliver the common stock to Mr. Lassak within that time frame, Industrial Services must pay him $500 per day until the shares are delivered.

Mr. Lassak has not had any position, office or other material relationship with Industrial Services or any of its predecessors or affiliates within the past three years.

          The following table sets forth as of May 16, 2006, with respect to Mr. Lassak, the number of Industrial Services shares he beneficially owned and the number of Industrial Services shares Mr. Lassak holds following the offering, assuming Mr. Lassak sells all of the Industrial Services shares offered hereby.

	Owned Before Offering		To Be Owned After Offering

Name	Number(1)	Percent(2)	Number	Percent

Andrew M. Lassak	40,001	1.1%	-1-	-0-

(1)

Includes all shares of Industrial Services common stock subject to the option. Except for one share Mr. Lassak will continue to own following the offering, the Industrial Services shares subject to the option and offered by this prospectus are the only shares for which Mr. Lassak has beneficial ownership.

(2) Calculated on the basis of 3,560,899 shares of Industrial Services common stock outstanding on May 16, 2006, including all shares of common stock subject to the option.

Plan Of Distribution

          The purpose of this prospectus is to permit Mr. Lassak, if he desires, to dispose of some or all of our common stock covered by this prospectus at such times and at such prices as he chooses. Whether he will sell our shares, and the timing and amount of any sale made, is within the sole discretion of Mr. Lassak. Mr. Lassak will in all cases be responsible for complying with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act in connection with the offer and sale of our common stock covered by this prospectus.

Mr. Lassak may reoffer and resell all or a portion of his shares of our common stock from time to time as follows:

• block trades in which the brokers or dealers so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• in privately negotiated transactions not involving a broker or dealer; and

• a combination of any of these methods of sale.

Mr. Lassak may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

          The Settlement Agreement permits Mr. Lassak to engage in a variable prepaid forward contract, or other similar arrangements, to hedge against market risk with respect to all or part of the 40,000 shares. If Mr. Lassak enters any written agreement with respect to such arrangements, he is to immediately notify Industrial Services in order to permit it to make appropriate disclosures in the Registration Statement and in this prospectus with regard to those arrangements. As of the date of this prospectus, Mr. Lassak has not notified Industrial Services that he has entered into any such arrangement.

          In effecting sales, brokers or dealers engaged to sell shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell shares will receive compensation in the form of commissions or discounts in amounts that Mr. Lassak may negotiate immediately prior to each sale. Mr. Lassak and the brokers and dealers through whom Mr. Lassak may sell our shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

          Industrial Services will receive no proceeds from any sales of our common stock by Mr. Lassak. However, to satisfy his obligations under the Settlement Agreement, Mr. Lassak paid $50,000 on May 8, 2006 into an escrow account at McCarthy, Summers, Bobco, Wood, Sawyer & Perry, P.A., Stuart, Florida, for them to hold until Industrial Services files the Registration Statement, at which time McCarthy, Summers, Bobco, Wood, Sawyer & Perry, P.A. will transfer the funds to an escrow account at Atherton & Associates, LLC, Louisville, Kentucky. Atherton & Associates, LLC will release the funds to Industrial Services simultaneously with the delivery of the 40,000 shares to Mr. Lassak. In accordance with the Settlement Agreement, Industrial Services has agreed to pay all of the costs and expenses of this offering.

Use Of Proceeds

We intend to use any proceeds we receive from issuing our common stock pursuant to Mr. Lassak's exercise of the option for working capital.

Transfer Agent

The Transfer Agent for the shares of our common stock is the Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, (800) 866-1340.

Legal Matters

The validity of the common stock offered in this prospectus will be passed upon for us by Stites & Harbison, PLLC.

Experts

          The audited consolidated financial statements of Industrial Services of America, Inc. and Subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of Mountjoy & Bressler, LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

          The audited consolidated financial statements of Industrial Services of America, Inc. and Subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the report of Crowe Chizek and Company LLC, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

          Industrial Services is subject to the informational requirements of Section 12(g) of the Securities Exchange Act of 1934, and, accordingly, files reports, proxy statements and other information with the Commission. You can inspect and copy at prescribed rates the reports and other information filed by Industrial Services at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional office at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661.

          We list our common stock on the Nasdaq Capital Market under the symbol "IDSA," and you can inspect and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. If available, you may also access reports and other information through the Commission's electronic data gathering, analysis and retrieval system known as EDGAR via electronic means, including the Commission's web site on the Internet (http://www.sec.gov).

          We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to an aggregate of 40,000 shares of our common stock. This prospectus does not contain all of the information contained in the registration statement, certain portions of which we have omitted as permitted by the rules and regulations of the Commission. For further information with respect to Industrial Services and the shares of the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any document is an exhibit to the registration statement or is incorporated by reference herein, each statement is qualified in all respects by the provisions of the exhibit or other document, to which reference is hereby made, for a full statement of its provisions. You may obtain a copy of the registration statement, with exhibits, from the Commission's office in Washington, D.C. at the above address upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

Incorporation Of Documents That We File With The Commission

          The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Later information filed with the Commission will update and supersede this information and will be incorporated into this prospectus by reference.

We incorporate in this prospectus the following documents filed with the Commission:

• Our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 20, 2006;

• Our Definitive Proxy Statement on Schedule 14A filed on April 28, 2006;

• Our current reports on Form 8-K filed on February 22, 2006, March 21, 2006, April 24, 2006 and May 10, 2006;

• Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006;

• The description of our common stock contained in our registration statement on Form S-1, dated May 22, 1969; and

• All of the filings pursuant to the Securities Exchange Act of 1934 after the date of the filing of the original Registration Statement and prior to the effectiveness of the Registration Statement.

You may request a copy of these documents, at no cost, by written or oral request to:

Industrial Services of America, Inc.
Attn: Chief Executive Officer
7100 Grade Lane
P.O. Box 32428
Louisville, Kentucky 40232
(502) 368-1661

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$ 5.35
Legal Fees and Expenses	7,500.00*
Accounting Fees and Expenses	5,000.00*
Miscellaneous	500.00*
Total	$13,005.35

*Estimated

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

a. Article XII of the Certificate of Amendment of Certificate of Incorporation of Industrial Services provides:

          The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-laws, agreement, vote of stockholders, or otherwise. The right of indemnification hereinabove stated shall under no circumstances extend to or include indemnification for liabilities arising under the Securities Act of 1933, as amended.

b.          Section 607.0850 of the Florida Statutes generally permits Industrial Services to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to Industrial Services if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Industrial Services. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, Industrial Services may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Industrial Services. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits Industrial Services to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to Industrial Services or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of Industrial Services to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of Industrial Services, or willful misconduct, or (v) in a proceeding by or in the right of someone other than Industrial Services or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

          In addition, Industrial Services carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

Item 16. EXHIBITS.

The following documents are filed as Exhibits to this Registration Statement:

4.1	--	Settlement Agreement, dated May 5, 2006, by and between the registrant, Harry Kletter, and Andrew M. Lassak

5.1	--	Opinion of Stites & Harbison, PLLC, regarding the legality of the shares of common stock being registered

23.1	--	Consent of Mountjoy & Bressler, LLP

23.2	--	Consent of Crowe Chizek and Company LLC

23.3	--	Consent of Stites & Harbison, PLLC (included in Exhibit 5.1 to this Registration Statement on Form S-3 and incorporated herein by reference)

24.1	--	Power of Attorney (included on signature page)

Item 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on May 24, 2006.

INDUSTRIAL SERVICES OF AMERICA, INC.

By: /s/ Harry Kletter
Harry Kletter
Chairman and Chief Executive Officer

Power of Attorney

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Kletter and Alan Schroering, or either one of them, as his attorney in fact, to sign on his behalf individually and in each capacity stated below any amendments to this registration statement (including post-effective amendments) as the registrant deems appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, including without limitation, a registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harry Kletter	Chairman and Chief Executive Officer	May 24, 2006
Harry Kletter	(Principal Executive Officer)

/s/ Alan Shroering	Treasurer and Chief Financial Officer	May 24, 2006
Alan Schroering	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bob Cuzzort	Director	May 24, 2006
Bob Cuzzort

/s/ Roman Epelbaum	Director	May 24, 2006
Roman Epelbaum

/s/ David Lester	Director	May 24, 2006
David Lester

/s/ Orson Oliver	Director	May 24, 2006
Orson Oliver

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit

4.1	--	Settlement Agreement, dated May 5, 2006, by and between the registrant, Harry Kletter, and Andrew M. Lassak

5.1	--	Opinion of Stites & Harbison, PLLC, regarding the legality of the shares of common stock being registered

23.1	--	Consent of Mountjoy & Bressler, LLP

23.2	--	Consent of Crowe Chizek and Company LLC

23.3	--	Consent of Stites & Harbison, PLLC (included in Exhibit 5.1 to this Registration Statement on Form S-3 and incorporated herein by reference)

24.1	--	Power of Attorney (included on signature page)